UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : November 15, 2007

Union Pacific Railroad Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6146	94-6001323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2007, the Board of Directors of Union Pacific Corporation (the Company) and the Board of Directors of the registrant, Union Pacific Railroad Company, the principal operating subsidiary of the Company (the Railroad), elected Jeffrey P. Totusek, age 48, as Vice President and Controller of the Company and Chief Accounting Officer and Controller of Union Pacific Railroad Company. These appointments become effective on January 1, 2008. On the effective date, Mr. Totusek will replace Richard J. Putz, who currently serves in these positions. In connection with the appointment of Mr. Totusek, the Board also elected Mr. Putz to serve as Vice President – Finance of the Railroad, which also will be effective as of January 1, 2008.

Mr. Totusek first joined the Railroad in 1985 and has held numerous accounting and finance positions with the company. Since May 1, 1998, Mr. Totusek has served as Assistant Vice President – Financial Analysis of the Railroad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2007

UNION PACIFIC RAILROAD COMPANY

By:	/S/ ROBERT M. KNIGHT, JR.
Robert M. Knight, Jr.
Executive Vice President – Finance and Chief Financial Officer